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                                                                    Exhibit 24.4


                [Smith & Gesteland, LLP letterhead appears here]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement of Form S-8 and related prospectus of American Superconductor Corporation for the registration of 1,400,000 shares of its common stock, of our report dated February 7, 1997, on our audit of the financial statements of Superconductivity, Inc. as of December 31, 1996, and for the year then ended, which report is included in the Current Report of Form 8-K and Form 8-K/A filed by American Superconductor Corporation with the Securities and Exchange Commission.


                                               /s/ Smith & Gesteland, LLP
                                               SMITH & GESTELAND, LLP

Madison, Wisconsin
October 2, 1997